SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014 (August 15, 2014)

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 15, 2014, Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Koppers Holdings Inc. (“Holdings”), entered into a Credit Agreement with certain lenders, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and the other agents party thereto (the “Credit Agreement”) in connection with the closing of the acquisition (the “Acquisition”) of Osmose, Inc., a New York corporation, and Osmose Railroad Services, Inc., a Delaware corporation (Osmose, Inc., together with Osmose Railroad Services, Inc., the “Osmose Entities”), described more fully in Item 2.01 below. The Credit Agreement provides for a $500,000,000 revolving credit facility (the “Revolving Facility”) and a $300,000,000 term loan (the “Term Loan,” together with the Revolving Facility, the “Senior Secured Credit Facilities”). As described in Item 2.01 below, the proceeds of the Senior Secured Credit Facilities were used to fund the Acquisition.

The Senior Secured Credit Facilities mature on August 15, 2019. Borrowings under the Senior Secured Credit Facilities will initially bear interest at a rate per annum equal to an agreed applicable margin plus, at the Company’s election, a prime rate equivalent or a Eurodollar rate. For purposes of the Credit Agreement, the prime rate equivalent is defined as the highest of (1) the federal funds open rate in effect on such day plus 0.5%, (2) the prime rate in effect on such day published by PNC Bank, National Association, or (3) an adjusted LIBOR rate. The Credit Agreement contains certain covenants including, among others, a maximum total secured leverage ratio and a minimum fixed charge coverage ratio, limitations on the Company’s ability to incur liens or become liable with respect to a guaranty, limitations on the Company’s ability to consummate a merger, consolidation, acquisition, or disposition of certain assets, and limitations on the Company’s ability to change the nature of its business.

The obligation of Koppers to pay amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an “Event of Default” as defined in the Credit Agreement. Such Events of Default include, among others, (1) the Company’s failure to pay the principal of, or interest on, borrowings under the Credit Agreement, (2) any representation or warranty of Koppers in the Credit Agreement proving to be materially false or misleading, (3) the Company’s breach of any of its covenants contained in the Credit Agreement, (4) the bankruptcy or insolvency of Koppers, and (5) the failure of certain third-party indemnitors to perform their obligations to a certain extent.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transaction contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Amendment No. 1 to Stock Purchase Agreement

On August 15, 2014, Koppers entered into an Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”) by and among Osmose Holdings, Inc. (“Seller”) and the Osmose Entities. Pursuant to the Amendment, the Stock Purchase Agreement (as defined in Item 2.01 below) was amended to provide for additional limited indemnity to be provided by Seller to Koppers and a related special escrow account.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective August 15, 2014, the debt financing commitment letter, dated as of April 13, 2014, by and among the Company, PNC Bank, National Association and PNC Capital Markets LLC (together, the “Lenders”), pursuant to which the Lenders committed to arrange and provide the Senior Secured Credit Facilities, terminated in accordance with its terms.

Effective August 15, 2014, the Amended and Restated Credit Agreement, dated as of March 27, 2013, as amended, by and among Koppers, the Guarantors party thereto, the Lenders party thereto, PNC Capital Markets LLC and RBS Citizens N.A., as Co-Lead Arrangers; PNC Capital Markets LLC, Banc of America Securities LLC, and RBS Citizens N.A., as Joint Bookrunners; PNC Bank, National Association, as Administrative Agent; Bank of America, N.A., as Documentation Agent; and Citizens Bank of Pennsylvania, First Commonwealth Bank, and Wells Fargo Bank, N.A., as Syndication Agents (the “Prior Credit Agreement”) was replaced by the Credit Agreement. The Prior Credit Agreement provided for a $300,000,000 revolving credit facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 15, 2014, Koppers completed the Acquisition pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on April 13, 2014 by and among Koppers, Seller and the Osmose Entities, as amended by the Amendment. The Osmose Entities and their subsidiaries are engaged in the business of manufacturing wood preservatives worldwide and providing railroad services in North America. The Acquisition was previously announced by Holdings in its Current Report on Form 8-K filed on April 14, 2014.

The Acquisition closed for an aggregate cash purchase price of approximately $494,145,387 (the “Closing Purchase Price”), which included $27.3 million of cash in foreign countries as well as the value of an anticipated 338(h)(10) tax election. The Closing Purchase Price included estimated net working capital adjustments and is subject to certain post-closing adjustments, including, but not limited to, final net working capital adjustments. The Closing Purchase Price was funded by borrowings under the Senior Secured Credit Facilities, as more fully described in Item 1.01 above.

The above description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Credit Agreement set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 15, 2014, Holdings issued a press release announcing the closing of the Acquisition and entering into the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Holdings intends to file the financial statements required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Holdings intends to file any pro forma financial information that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number

99.1	Press Release dated August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Chief Operating Officer

Dated: August 21, 2014

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